SUB-ITEM 77C

              SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

                               AIM GROWTH SERIES


A Special Meeting of Shareholders of AIM Mid Cap Equity Fund was held on August 17, 2001.

At such meeting, shareholders of AIM Mid Cap Equity Fund were asked to:

1.* Elect the following Trustees: Robert H. Graham, Frank S. Bayley, Ruth H. Quigley, Bruce L. Crockett, Owen Daly II, Albert R. Dowden, Edward K. Dunn, Jr., Jack M. Fields, Carl Frischling, Prema Mathai-Davis, Lewis F. Pennock and Louis S. Sklar.
2.   Approve a new Investment Advisory Agreement with A I M Advisors, Inc.
3.   Approve changing the fundamental investment restrictions of the Fund.
4.   Approve making the investment objective of the Fund non-fundamental.
5. Ratify the selection of PricewaterhouseCoopers LLP as independent accountants of the Fund for the fiscal year ending in 2001.

For a more detailed description of the proposals that were submitted to the shareholders, please see the attached proxy statement (attached hereto as Attachment A). The shareholders approved all proposals by the following vote:

The results of the voting on the above matters were as follows:

                                                                    Withheld/
         Trustees/Matter                            Votes For      Abstentions
         ---------------                            ---------      -----------
(1)*     Robert H. Graham...........................99,512,845       1,838,025
         Frank S. Bayley............................99,506,310       1,844,560
         Ruth H. Quigley............................99,428,522       1,922,348
         Bruce L. Crockett..........................99,524,735       1,826,135
         Owen Daly II...............................99,399,439       1,951,431
         Albert R. Dowden...........................99,536,284       1,814,586
         Edward K. Dunn, Jr.........................99,464,033       1,886,837
         Jack M. Fields.............................99,538,446       1,812,424
         Carl Frischling............................99,448,226       1,902,644
         Prema Mathai-Davis.........................99,459,830       1,891,040
         Lewis F. Pennock...........................99,524,247       1,826,623
         Louis S. Sklar.............................99,523,581       1,827,289

                                                                                               Votes       Withheld/
        Matter                                                               Votes For        Against    Abstentions
        ------                                                               ---------        -------    -----------
(2)     Approval of a new Investment Advisory Agreement with
        A I M Advisors, Inc...................................................13,177,282      304,436      526,619

(3)(a)  Approval of the Modification of the Fundamental Restriction on
        Portfolio Diversification..............................................9,716,837      355,193    3,936,307**

(3)(b)  Approval of the Modification of the Fundamental Restriction on
        Issuing Senior Securities and Borrowing Money..........................9,602,629      460,337    3,945,371**

--------

* Proposal 1 required approval by a combined vote of all of the portfolios of AIM Growth Series

**   Includes Broker Non-Votes

                                                                                               Votes       Withheld/
        Matter                                                               Votes For        Against    Abstentions
        ------                                                               ---------        -------    -----------

(3)(c)  Approval of the Modification of the Fundamental Restriction on
        Underwriting Securities................................................9,647,891      424,450    3,935,996**

(3)(d)  Approval of the Modification to or Addition of the Fundamental
        Restriction on Industry Concentration..................................9,675,329      387,778    3,945,230**

(3)(e)  Approval of the Modification of the Fundamental Restriction on
        Real Estate Investments................................................9,678,964      393,526    3,935,847**

(3)(f)  Approval of the Modification of the Fundamental Restriction on
        Purchasing or Selling Commodities......................................9,629,662      444,984    3,933,691**

(3)(g)  Approval of the Modification of the Fundamental Restriction on
        Making Loans...........................................................9,590,943      487,317    3,930,077**

(3)(h)  Approval of the Modification of the Fundamental Policy on Investment
        in Investment Companies................................................9,626,320      452,101    3,929,916**

(4)     Approval of Making the Investment Objective of the Fund
        Non-Fundamental........................................................9,552,210      484,695    3,971,432**

(5)     Ratification of the selection of PricewaterhouseCoopers LLP as
        Independent Accountants of the Fund...................................13,358,619      183,214      466,504

--------

**   Includes Broker Non-Votes